Exhibit 99.1

Republic Bancorp, Inc. Reports Fourth Quarter 2013 Net Income of $1.3 Million and Annual Net Income for 2013 of $25.4 Million

LOUISVILLE, Ky.--(BUSINESS WIRE)--January 17, 2014--Republic Bancorp, Inc. (“Republic” or the “Company”) concluded 2013 with annual net income of $25.4 million resulting in Diluted Earnings per Class A Common share of $1.22. Return on average assets (“ROA”) and return on average equity (“ROE”) in 2013 were 0.75% and 4.65%, respectively. Net income for the fourth quarter of 2013 was $1.3 million resulting in Diluted Earnings per Class A Common Share of $0.07 with ROA and ROE of 0.16% and 0.98%, respectively.

Steve Trager, Chairman and CEO of Republic, made the following comment in regards to that announcement:

“This past year was challenging in many regards, but we managed to maintain beneficial returns despite industry-wide margin compression. With our industry-strong credit quality and capital levels, we remain well-positioned to take advantage of emerging opportunities in an ever-changing marketplace. While FDIC-assisted bank acquisitions did not materialize for us in 2013, growing our Bank and leveraging our capital through acquisition(s) remains a high priority for our Company in 2014.”

Republic Bancorp, Inc. (NASDAQ: RBCAA), headquartered in Louisville, Kentucky, is the holding company for Republic Bank & Trust Company (“RB&T”) and Republic Bank (“RB”), (collectively the “Bank”).

Results of Operations for the Fourth Quarter of 2013 Compared to the Fourth Quarter of 2012

Traditional Banking and Mortgage Banking (collectively “Core Banking”)

Net income from Core Banking was $5.1 million for the fourth quarter of 2013, a decrease of $3.7 million from the fourth quarter of 2012. In general, the decline in net income at the Core Bank was largely attributable to lower net interest income and lower Mortgage Banking income, which was partially offset by improvement in the Core Bank’s provision for loan losses.

Net interest income within the Core Bank for the fourth quarter of 2013 was $26.7 million compared to $30.5 million for the fourth quarter of 2012. The Core Bank’s net interest margin for the fourth quarter of 2013 was 3.27% compared to 3.69% for the fourth quarter of 2012. As expected, the Core Bank’s net interest income continued to benefit from its 2012 FDIC-assisted acquisitions, although to a lesser degree than the fourth quarter of 2012. Overall, the total contribution to net interest income from the Bank’s Tennessee and Minnesota portfolios for the fourth quarter of 2013 was $2.4 million, a decline of $1.0 million from the fourth quarter of 2012. The decline in net interest income from the Tennessee and Minnesota markets was due to a $42 million decrease in their combined portfolios from year-end 2012, as the Bank’s Special Assets group continued to successfully reduce its problem credits from the 2012 FDIC-assisted acquisitions. For the fourth quarter of 2013, the Bank’s 2012 FDIC-assisted acquisitions added approximately 18 basis points to the Core Bank’s net interest margin, as compared to a 20 basis point contribution for the fourth quarter of 2012.

Within the Core Bank’s historical footprint, net interest income was lower during the quarter as a result of the reinvestment of strong cash in-flows during the previous twelve months into lower yielding assets. In addition, the Core Bank’s net interest income also experienced a $732,000 decline from its mortgage warehouse lending product, as a slowdown in consumer refinance activity of 1-4 single family mortgages contributed to a decrease in demand for the product. Management believes that maintaining current net interest income and net interest margin levels will remain a challenge for its Core Bank operations, as well as the banking industry as a whole.

The Core Bank’s provision for loan losses was $552,000 for the fourth quarter of 2013 reflecting a positive $1.1 million, or 67%, decrease from the fourth quarter of 2012. Approximately $281,000 of the Core Bank’s provision expense for the fourth quarter of 2013 related to its purchased credit-impaired loans acquired as part of its 2012-FDIC assisted acquisitions compared to $213,000 for the same quarter in the prior year. A significant portion of the Core Bank’s provision for loan losses for the fourth quarter of 2012 related to charges associated with troubled debt restructurings.

The following chart highlights Core Banking credit quality at year end, which continues to place it among the best in its peer group:

	Peer(1)	As of and for the Year Ending
Core Banking Credit Quality Ratios	09/30/13	12/31/13	12/31/12	12/31/11

Non-performing loans / Total loans	1.67%	0.81%	0.82%	1.02%

Non-performing assets / Total loans (including OREO)(2)	2.12%	1.46%	1.79%	1.49%

Delinquent loans / Total loans	2.25%	0.63%	0.79%	1.07%

Net loan charge-offs / Average loans	0.31%	0.18%	0.34%	0.24%

(1) Peer information obtained from the Uniform Bank Performance Report, Peer Group #1 - Insured Commercial Banks having assets greater than $3 billion.
(2) OREO = Other Real Estate Owned

Non-interest income for the Core Bank was $7.0 million for the fourth quarter of 2013 compared to $9.1 million for the fourth quarter of 2012. The decline in non-interest income was primarily due to a decrease of $2.1 million in Mortgage Banking income, as long-term interest rates increased substantially during 2013, dramatically reducing consumer demand for long-term secondary market mortgage loans. As a result, the Core Bank’s pipeline of secondary market loan applications, in which the consumer had locked the rate on his or her loan, declined to $4 million at December 31, 2013 compared to $29 million at December 31, 2012. With long-term mortgage interest rates forecasted to remain near or higher than current levels, management anticipates Mortgage Banking income will likely remain at or below its fourth quarter 2013 level for the foreseeable future.

The Core Bank’s fourth quarter 2013 non-interest expenses increased $1.5 million from the fourth quarter of 2012 to $26.1 million. The increase primarily related to the following:

  Salaries and benefits expense increased $253,000 for the fourth quarter of 2013 compared to 2012. The Core Bank incurred a $932,000 benefit during the fourth quarter of 2013, as the Company further reduced its incentive compensation accruals to be in-line with its revised payout estimates for 2013 bonuses. By comparison, the Core Bank recorded a credit to salary expense for reduced incentive compensation accruals of $1.3 million during the fourth quarter of 2012.
  Bank franchise tax expense increased $283,000 for the quarter in direct correlation to the increase in the Bank’s five-year average capital.
  Other non-interest expense categories that experienced meaningful fluctuations included “audit and professional fees” and “core deposit intangible amortization,” which increased from the fourth quarter of 2012 by $258,000 and $210,000, respectively. The overall increase in audit and professional fees primarily related to valuations performed on certain assets from the 2012-FDIC assisted acquisitions and additional services for the Bank’s warehouse lending division and correspondent lending initiative. Amortization expense related to the Company’s core deposit intangible from its Minnesota acquisition was accelerated during the fourth quarter of 2013, consistent with the Company’s decision to close its sole banking center in the Minnesota market.

Republic Processing Group (“RPG”)

RPG, which derives substantially all of its revenues during the first and second quarters of the year, historically operates at a net loss during the third and fourth quarters, as the Company prepares for the upcoming tax season. For the fourth quarter of 2013, RPG recorded a net loss of $3.7 million compared to a net loss of $2.1 million for the fourth quarter of 2012. RPG’s net loss during the fourth quarter of 2013 was significantly impacted by higher legal expense and higher state income tax expense.

Overall, RPG experienced a $1.0 million increase in legal expenses during the fourth quarter of 2013, which was primarily driven by its third-party arbitration with Jackson Hewitt Tax Services. RPG’s third party arbitration with Jackson Hewitt was concluded during the fourth quarter of 2013 and the Company does not anticipate any additional future legal expenses associated with this matter. With the matter resolved, the Company entered into a new two-year agreement with Jackson Hewitt that begins in January 2014 and is expected to increase RPG’s 2014 and 2015 annual net revenues by approximately 12% over its 2013 net revenue. Additional overhead expenses with the new contract are expected to be minimal.

In addition to the higher legal expenses during the quarter, RPG also experienced a notable increase in income tax expense for the fourth quarter of 2013. The increase in income tax expenses for the quarter was related to additional accruals recorded for possible state income tax payments beyond the Company’s original estimates related to the tax years 2010 through 2013. The Company attributed the increased state income taxes to the RPG segment, as RPG generated the substantial majority of all of the Company’s state income tax exposure outside of its geographic footprint during those tax years.

Conclusion

“While everyone at Republic is proud of the Company’s successful history, all businesses must continue to challenge everything they do and how they do it in order to thrive. These on-going self-evaluations are both necessary and vital for the long-term health and well-being of any company. Looking ahead to 2014, the Company has implemented several measures on both the revenue and expense sides of the ledger intended to enhance earnings.

One of our new initiatives for 2014 includes a plan to introduce a correspondent lending channel in the first quarter to partner with our relatively new and successful mortgage warehouse lending division. If successful, the new correspondent lending channel is expected to provide a supplement to our existing branch network as a source of new loan growth for the Bank. Additionally, the Bank began offering a new conservatively underwritten, 100%-financing residential real estate loan product during the fourth quarter of 2013, which we expect to grow to $40 million in outstanding balances by July 2014.

On the expense side of the ledger, we implemented several initiatives during the fourth quarter in order to reduce our non-interest expenses. More specifically we implemented a modest reduction to our workforce during the fourth quarter of 2013, with the expectation of saving approximately $2.3 million in salaries and benefits on an annual basis going forward. In addition, we announced plans to close three low-traffic banking centers during the first quarter of 2014, while we look to deploy our resources into locations that can provide the Bank greater access to clients. The closing of the three low-traffic banking centers is expected to save the Company nearly $1 million in overhead expenses on an annual basis.

Overall, we remain excited about our position in the industry as a very well-capitalized, high performing financial institution poised to take advantage of opportunities as they arise. We are committed to appropriately managing risk, while achieving long-term returns for our shareholders. As always, ‘We were here for you yesterday. We are here for you today. We will be here for you tomorrow,’” concluded Steve Trager.

Republic Bancorp, Inc. currently has 43 banking centers and is the parent company of Republic Bank & Trust Company (“RB&T”) and Republic Bank (“RB”). RB&T has 34 banking centers in 12 Kentucky communities - Covington, Crestwood, Elizabethtown, Florence, Frankfort, Georgetown, Independence, Lexington, Louisville, Owensboro, Shelbyville and Shepherdsville; three banking centers in southern Indiana – Floyds Knobs, Jeffersonville and New Albany; and two banking centers in Tennessee – Cool Springs (Franklin) and Green Hills (Nashville). RB has banking centers in Hudson, Port Richey and Temple Terrace, Florida as well as Blue Ash (Cincinnati), Ohio. Republic offers internet banking at www.republicbank.com. Republic has $3.4 billion in assets and is headquartered in Louisville, Kentucky. Republic’s Class A Common Stock is listed under the symbol “RBCAA” on the NASDAQ Global Select Market.

We were here for you yesterday. We are here for you today. We will be here for you tomorrow.®

Forward-Looking Statements

This release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, future acquisitions, future challenges of growing or maintaining non interest income, net interest income and net interest margin in the Company’s Core Bank operations, the future impact of expense reduction initiatives, the future growth and performance of Republic Processing Group, current expectations and assumptions regarding its business, the economy and other future conditions. Forward-looking statements can be identified by the use of the words “expect,” “anticipate,” “believe,” “intend,” “could” and “should,” and other words of similar meaning. These forward-looking statements express management’s current expectations or forecasts of future events and, by their nature, are subject to risks and uncertainties and there are a number of factors that could cause actual results to differ materially from those in such statements.

Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Actual results may differ materially from those contemplated by the forward-looking statements. The Company cautions you therefore against relying on any of these forward-looking statements, which speak only as of the date on which they are made. They are neither statements of historical fact nor guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements include factors disclosed from time to time in the Company’s filings with the U.S. Securities and Exchange Commission, including those factors set forth as “Risk Factors” in the Company’s Annual Report on Form 10-K for the period ended December 31, 2012 and quarterly report on Form 10-Q for the period ended June 30, 2013. The Company undertakes no obligation to update any forward-looking statements. These forward-looking statements are made only as of the date of this release, and the Company undertakes no obligation to release revisions to these forward-looking statements to reflect events or conditions after the date of this release.

Republic Bancorp, Inc. Financial Information
Fourth Quarter 2013 Earnings Release
(all amounts other than per share amounts, number of employees and number of banking centers are expressed in thousands unless otherwise noted)

Balance Sheet Data
	Dec. 31, 2013	Dec. 31, 2012
Assets:
Cash and cash equivalents	$170,863	$137,691
Investment securities	483,537	484,256
Mortgage loans held for sale, at fair value	3,506	10,614
Loans	2,589,792	2,650,197
Allowance for loan losses	(23,026)	(23,729)
Loans, net	2,566,766	2,626,468
Federal Home Loan Bank stock, at cost	28,342	28,377
Premises and equipment, net	32,908	33,197
Goodwill	10,168	10,168
Other real estate owned ("OREO")	17,102	26,203
Bank owned life insurance ("BOLI")	25,086	-
Other assets and accrued interest receivable	33,626	37,425
Total assets	$3,371,904	$3,394,399

Liabilities and Stockholders' Equity:
Deposits:
Non interest-bearing	$488,642	$479,046
Interest-bearing	1,502,215	1,503,882
Total deposits	1,990,857	1,982,928

Securities sold under agreements to repurchase and other short-term borrowings	165,555	250,884
Federal Home Loan Bank advances	605,000	542,600
Subordinated note	41,240	41,240
Other liabilities and accrued interest payable	26,459	40,045
Total liabilities	2,829,111	2,857,697

Stockholders' equity	542,793	536,702
Total liabilities and Stockholders' equity	$3,371,904	$3,394,399

Average Balance Sheet Data
	Three Months Ended Dec. 31,		Year Ended Dec. 31,
	2013	2012	2013	2012
Assets:
Investment securities, including FHLB stock	$559,146	$564,272	$527,681	$640,830
Federal funds sold and other interest-earning cash	157,579	106,359	145,970	187,790
Loans and fees, including loans held for sale	2,550,770	2,650,267	2,575,146	2,504,150
Total earning assets	3,267,495	3,320,898	3,248,797	3,332,770
Total assets	3,398,055	3,448,191	3,385,345	3,560,739

Liabilities and Stockholders' Equity:
Non interest-bearing deposits	$505,115	$542,973	$513,891	$624,053
Interest-bearing deposits	1,518,221	1,505,108	1,514,847	1,512,455
Securities sold under agreements to repurchase and other short-term borrowings	190,568	220,279	170,386	237,414
Federal Home Loan Bank advances	580,537	570,147	578,633	560,659
Subordinated note	41,240	41,240	41,240	41,240
Total interest-bearing liabilities	2,330,566	2,336,774	2,305,106	2,351,768
Stockholders' equity	547,946	534,724	546,880	530,096

Republic Bancorp, Inc. Financial Information
Fourth Quarter 2013 Earnings Release (continued)
(all amounts other than per share amounts, number of employees and number of banking centers are expressed in thousands unless otherwise noted)

Income Statement Data
	Three Months Ended Dec. 31,		Year Ended Dec. 31,
	2013	2012	2013	2012

Total interest income(1)	$32,039	$35,930	$134,568	$183,459
Total interest expense	5,300	5,379	21,393	22,804

Net interest income	26,739	30,551	113,175	160,655

Provision for loan losses	503	1,324	2,983	15,043

Non interest income:
Service charges on deposit accounts	3,569	3,469	13,953	13,496
Net refund transfer fees	35	177	13,884	78,304
Mortgage banking income	778	2,856	7,258	8,447
Debit card interchange fee income	1,526	1,430	6,512	5,817
Bargain purchase gain - Tennessee Commerce Bank ("TCB")	-	-	-	27,614
Bargain purchase gain - First Commercial Bank ("FCB")	-	712	1,324	27,824
Net gain on sale of securities	-	-	-	56
Net gain on sales of OREO	457	35	2,170	416
Increase in cash surrender value of BOLI	86	-	86	-
Other	671	659	2,782	3,104
Total non interest income	7,122	9,338	47,969	165,078

Non interest expenses:
Salaries and employee benefits	14,352	14,428	57,778	60,633
Occupancy and equipment, net	5,564	5,538	21,918	22,474
Communication and transportation	1,117	1,139	4,128	5,806
Marketing and development	786	759	3,353	3,429
FDIC insurance expense	448	395	1,682	1,403
Bank franchise tax expense	836	553	4,115	3,916
Data processing	891	863	3,333	4,309
Debit card processing expense	634	553	2,850	2,462
Supplies	357	366	1,157	2,114
OREO expense	1,115	1,049	3,446	3,537
Charitable contributions	316	231	1,004	3,341
Legal expense	1,516	583	4,627	1,866
FHLB advance prepayment penalty	-	-	-	2,436
Other	2,405	1,922	8,272	9,019
Total non interest expenses	30,337	28,379	117,663	126,745

Income before income tax expense	3,021	10,186	40,498	183,945
Income tax expense	1,676	3,565	15,075	64,606

Net income	$1,345	$6,621	$25,423	$119,339

Republic Bancorp, Inc. Financial Information
Fourth Quarter 2013 Earnings Release (continued)
(all amounts other than per share amounts, number of employees and number of banking centers are expressed in thousands unless otherwise noted)

Selected Data and Statistics
	As of and for the		As of and for the
	Three Months Ended Dec. 31,		Year Ended Dec. 31,
	2013	2012	2013	2012
Per Share Data:

Basic average shares outstanding	20,796	20,971	20,807	20,959
Diluted average shares outstanding	20,899	21,020	20,904	21,028

End of period shares outstanding:
Class A Common Stock	18,541	18,694	18,541	18,694
Class B Common Stock	2,260	2,271	2,260	2,271

Book value per share(2)	$26.09	$25.60	$26.09	$25.60
Tangible book value per share(2)	25.35	24.86	25.35	24.86

Earnings per share:
Basic earnings per Class A Common Stock	$0.07	$0.33	$1.23	$5.71
Basic earnings per Class B Common Stock	0.05	0.21	1.17	5.55
Diluted earnings per Class A Common Stock	0.07	0.33	1.22	5.69
Diluted earnings per Class B Common Stock	0.05	0.21	1.16	5.53

Cash dividends declared per share:
Class A Common Stock	$0.176	$1.265	$0.693	$1.749
Class B Common Stock	0.160	1.150	0.630	1.590

Performance Ratios:

Return on average assets	0.16%	0.77%	0.75%	3.35%
Return on average equity	0.98	4.95	4.65	22.51
Efficiency ratio(3)	90	71	73	39
Yield on average interest-earning assets	3.92	4.33	4.14	5.50
Cost of interest-bearing liabilities	0.91	0.92	0.93	0.97
Net interest spread	3.01	3.41	3.21	4.53
Net interest margin - Total Company	3.27	3.68	3.48	4.82
Net interest margin - Traditional Bank	3.27	3.69	3.51	3.64

Other Information:

End of period full-time equivalent employees	736	797	736	797
Number of banking centers	45	44	45	44

Republic Bancorp, Inc. Financial Information
Fourth Quarter 2013 Earnings Release (continued)
(all amounts other than per share amounts, number of employees and number of banking centers are expressed in thousands unless otherwise noted)

Credit Quality Data and Statistics	As of and for the		As of and for the
	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
Credit Quality Asset Balances - Total Company:

Loans on non-accrual status	$19,104	$18,506	$19,104	$18,506
Loans past due 90-days-or-more and still on accrual	1,974	3,173	1,974	3,173
Total non-performing loans	21,078	21,679	21,078	21,679
OREO	17,102	26,203	17,102	26,203
Total non-performing assets	$38,180	$47,882	$38,180	$47,882
Total delinquent loans	$16,223	$20,844	$16,223	$20,844

Credit Quality Asset Balances - Acquired Banks:

Loans on non-accrual status	$290	$-	$290	$-
Loans past due 90-days-or-more and still on accrual	1,974	3,173	1,974	3,173
Total non-performing loans	2,264	3,173	2,264	3,173
OREO	9,463	14,498	9,463	14,498
Total non-performing assets	$11,727	$17,671	$11,727	$17,671
Total delinquent loans	$3,504	$5,967	$3,504	$5,967

Credit Quality Ratios - Total Company:

Non-performing loans to total loans	0.81%	0.82%	0.81%	0.82%
Non-performing assets to total loans (including OREO)	1.46	1.79	1.46	1.79
Non-performing assets to total assets	1.13	1.41	1.13	1.41
Allowance for loan losses to total loans	0.89	0.90	0.89	0.90
Allowance and non-accretable yield to total GCLPR(4)	1.61	2.34	1.61	2.34
Allowance for loan losses to non-performing loans	109	109	109	109
Delinquent loans to total loans(5)	0.63	0.79	0.63	0.79
Net loan charge-offs to average loans (annualized)	0.15	0.26	0.14	0.61

Credit Quality Ratios - Core Bank:

Non-performing loans to total loans	0.81%	0.82%	0.81%	0.82%
Non-performing assets to total loans (including OREO)	1.46	1.79	1.46	1.79
Non-performing assets to total assets	1.13	1.41	1.13	1.41
Allowance for loan losses to total loans	0.89	0.90	0.89	0.90
Allowance and non-accretable yield to total GCLPR(4)	1.61	2.34	1.61	2.34
Allowance for loan losses to non-performing loans	109	109	109	109
Delinquent loans to total loans(5)	0.63	0.79	0.63	0.79
Net loan charge-offs to average loans (annualized)	0.16	0.31	0.18	0.34

Credit Quality Ratios - Core Bank Excluding Acquired Banks:

Non-performing loans to total loans	0.75%	0.74%	0.75%	0.74%
Non-performing assets to total loans (including OREO)	1.06	1.20	1.06	1.20
Non-performing assets to total assets	0.81	0.95	0.81	0.95
Allowance for loan losses to total loans	0.82	0.94	0.82	0.94
Allowance for loan losses to non-performing loans	109	127	109	127
Delinquent loans to total loans(5)	0.51	0.59	0.51	0.59
Net loan charge-offs to average loans (annualized)	0.16	0.33	0.20	0.35

Credit Quality Ratios - Acquired Banks:

Non-performing loans to total loans	2.35%	2.29%	2.35%	2.29%
Non-performing assets to total loans (including OREO)	11.07	11.54	11.07	11.54
Non-performing assets to total assets	11.07	8.73	11.07	8.73
Allowance for loan losses to total loans	2.59	0.15	2.59	0.15
Allowance and non-accretable yield to total GCLPR(4)	18.04	21.77	18.04	21.77
Allowance for loan losses to non-performing loans	110	7	110	7
Delinquent loans to total loans(5)	3.63	4.30	3.63	4.30

Republic Bancorp, Inc. Financial Information
Fourth Quarter 2013 Earnings Release (continued)
(all amounts other than per share amounts, number of employees and number of banking centers are expressed in thousands unless otherwise noted)

Balance Sheet Data
	Quarterly Comparison
	Dec. 31, 2013	Sept. 30, 2013	June 30, 2013	March 31, 2013	Dec. 31, 2012
Assets:
Cash and cash equivalents	$170,863	$141,585	$97,690	$207,451	$137,691
Investment securities	483,537	533,681	475,500	473,726	484,256
Mortgage loans held for sale, at fair value	3,506	9,803	24,174	20,726	10,614
Loans	2,589,792	2,553,435	2,618,029	2,598,642	2,650,197
Allowance for loan losses	(23,026)	(23,492)	(22,491)	(23,563)	(23,729)
Loans, net	2,566,766	2,529,943	2,595,538	2,575,079	2,626,468
Federal Home Loan Bank stock, at cost	28,342	28,342	28,342	28,342	28,377
Premises and Equipment, net	32,908	32,626	32,629	33,535	33,197
Goodwill	10,168	10,168	10,168	10,168	10,168
OREO	17,102	15,247	15,248	18,689	26,203
BOLI	25,086	-	-	-	-
Other assets and interest receivable	33,626	30,486	37,776	33,642	37,425
Total assets	$3,371,904	$3,331,881	$3,317,065	$3,401,358	$3,394,399

Liabilities and Stockholders' Equity:
Deposits:
Non interest-bearing	$488,642	$492,126	$487,787	$524,149	$479,046
Interest-bearing	1,502,215	1,527,659	1,483,260	1,547,647	1,503,882
Total deposits	1,990,857	2,019,785	1,971,047	2,071,796	1,982,928

Securities sold under agreements to repurchase and other short-term borrowings	165,555	106,373	128,532	120,217	250,884
Federal Home Loan Bank advances	605,000	587,020	592,044	572,570	542,600
Subordinated note	41,240	41,240	41,240	41,240	41,240
Other liabilities and accrued interest payable	26,459	31,953	40,135	52,800	40,045
Total liabilities	2,829,111	2,786,371	2,772,998	2,858,623	2,857,697

Stockholders' equity	542,793	545,510	544,067	542,735	536,702
Total liabilities and Stockholders' equity	$3,371,904	$3,331,881	$3,317,065	$3,401,358	$3,394,399

Average Balance Sheet Data
	Quarterly Comparison
	Dec. 31, 2013	Sept. 30, 2013	June 30, 2013	March 31, 2013	Dec. 31, 2012
Assets:
Investment securities, including FHLB stock	$559,146	$530,759	$511,225	$509,006	$564,272
Federal funds sold and other interest-earning cash	157,579	113,042	127,696	186,237	106,359
Loans and fees, including loans held for sale	2,550,770	2,576,606	2,590,643	2,582,932	2,650,267
Total earning assets	3,267,495	3,220,407	3,229,564	3,278,175	3,320,898
Total assets	3,398,055	3,339,596	3,355,109	3,449,641	3,448,191

Liabilities and Stockholders' Equity:
Non interest-bearing deposits	$505,115	$488,386	$492,442	$570,619	$542,973
Interest-bearing deposits	1,518,221	1,513,330	1,515,878	1,511,906	1,505,108
Securities sold under agreements to repurchase and other short-term borrowings	190,568	139,293	149,237	202,924	220,279
Federal Home Loan Bank advances	580,537	592,735	588,712	552,080	570,147
Subordinated note	41,240	41,240	41,240	41,240	41,240
Total interest-bearing liabilities	2,330,566	2,286,598	2,295,067	2,308,150	2,336,774
Stockholders' equity	547,946	547,439	548,644	543,506	534,724

Republic Bancorp, Inc. Financial Information
Fourth Quarter 2013 Earnings Release (continued)
(all amounts other than per share amounts, number of employees and number of banking centers are expressed in thousands unless otherwise noted)

Income Statement Data
	Three Months Ended
	Dec. 31, 2013	Sept. 30, 2013	June 30, 2013	March 31, 2013	Dec. 31, 2012

Total interest income(1)	$32,039	$34,009	$34,119	$34,401	$35,930
Total interest expense	5,300	5,470	5,352	5,271	5,379
Net interest income	26,739	28,539	28,767	29,130	30,551

Provision for loan losses	503	2,200	905	(625)	1,324

Non interest income:
Service charges on deposit accounts	3,569	3,676	3,498	3,210	3,469
Net refund transfer fees	35	152	1,683	12,014	177
Mortgage banking income	778	1,026	2,180	3,274	2,856
Debit card interchange fee income	1,526	1,519	1,656	1,811	1,430
Bargain purchase gain - FCB	-	-	-	1,324	712
Net gain on sales of OREO	457	403	1,034	277	35
Increase in cash surrender value of BOLI	86	-	-	-	-
Other	671	763	732	615	659
Total non interest income	7,122	7,539	10,783	22,525	9,338

Non interest expenses:
Salaries and employee benefits	14,352	12,226	15,086	16,114	14,428
Occupancy and equipment, net	5,564	5,462	5,315	5,577	5,538
Communication and transportation	1,117	990	991	1,030	1,139
Marketing and development	786	785	880	902	759
FDIC insurance expense	448	419	402	413	395
Bank franchise tax expense	836	707	857	1,715	553
Data processing	891	934	792	716	863
Debit card processing expense	634	655	718	843	553
Supplies	357	228	218	354	366
OREO expense	1,115	497	945	889	1,049
Charitable contributions	316	225	227	236	231
Legal expense	1,516	1,343	1,338	430	583
Other	2,405	1,854	1,930	2,083	1,922
Total non interest expenses	30,337	26,325	29,699	31,302	28,379

Income before income tax expense	3,021	7,553	8,946	20,978	10,186
Income tax expense	1,676	2,950	2,827	7,622	3,565

Net income	$1,345	$4,603	$6,119	$13,356	$6,621

Republic Bancorp, Inc. Financial Information
Fourth Quarter 2013 Earnings Release (continued)
(all amounts other than per share amounts, number of employees and number of banking centers are expressed in thousands unless otherwise noted)

Selected Data and Statistics
	As of and for the Three Months Ended
	Dec. 31, 2013	Sept. 30, 2013	June 30, 2013	March 31, 2013	Dec. 31, 2012
Per Share Data:

Basic average shares outstanding	20,796	20,787	20,782	20,864	20,971
Diluted average shares outstanding	20,899	20,927	20,858	20,933	21,020

End of period shares outstanding:
Class A Common Stock	18,541	18,534	18,522	18,513	18,694
Class B Common Stock	2,260	2,260	2,260	2,264	2,271

Book value per share(2)	$26.09	$26.23	$26.18	$26.12	$25.60
Tangible book value per share(2)	25.35	25.47	25.42	25.38	24.86

Earnings per share:
Basic earnings per Class A Common Stock	$0.07	$0.22	$0.30	$0.64	$0.33
Basic earnings per Class B Common Stock	0.05	0.21	0.28	0.63	0.21
Diluted earnings per Class A Common Stock	0.07	0.22	0.30	0.64	0.33
Diluted earnings per Class B Common Stock	0.05	0.21	0.28	0.62	0.21

Cash dividends declared per share:
Class A Common Stock	$0.176	$0.176	$0.176	$0.165	$1.265
Class B Common Stock	0.160	0.160	0.160	0.150	1.150

Performance Ratios:

Return on average assets	0.16%	0.55%	0.73%	1.55%	0.77%
Return on average equity	0.98	3.36	4.46	9.83	4.95
Efficiency ratio(4)	90	73	75	61	71
Yield on average interest-earning assets	3.92	4.22	4.23	4.20	4.33
Cost of interest-bearing liabilities	0.91	0.96	0.93	0.91	0.92
Net interest spread	3.01	3.26	3.30	3.29	3.41
Net interest margin - Total Company	3.27	3.54	3.56	3.55	3.68
Net interest margin - Traditional Bank	3.27	3.54	3.57	3.60	3.69

Other Information:

End of period full-time equivalent employees	736	796	791	797	797
Number of banking centers	45	45	44	44	44

Republic Bancorp, Inc. Financial Information
Fourth Quarter 2013 Earnings Release (continued)
(all amounts other than per share amounts, number of employees and number of banking centers are expressed in thousands unless otherwise noted)

Credit Quality Data and Statistics
	As of and for the Three Months Ended
	Dec. 31, 2013	Sept. 30, 2013	June 30, 2013	March 31, 2013	Dec. 31, 2012
Credit Quality Asset Balances - Total Company:
Loans on non-accrual status	$19,104	$18,407	$21,922	$18,161	$18,506
Loans past due 90-days-or-more and still on accrual	1,974	1,839	2,159	2,752	3,173
Total non-performing loans	21,078	20,246	24,081	20,913	21,679
OREO	17,102	15,247	15,248	18,689	26,203
Total non-performing assets	$38,180	$35,493	$39,329	$39,602	$47,882
Total delinquent loans	$16,223	$15,087	$16,197	$19,813	$20,844

Credit Quality Asset Balances - Acquired Banks:
Loans on non-accrual status	$290	$39	$21	$24	$-
Loans past due 90-days-or-more and still on accrual	1,974	1,839	2,159	2,752	3,173
Total non-performing loans	2,264	1,878	2,180	2,776	3,173
OREO	9,463	5,503	6,113	10,346	14,498
Total non-performing assets	$11,727	$7,381	$8,293	$13,122	$17,671
Total delinquent loans	$3,504	$2,921	$3,466	$3,846	$5,967

Credit Quality Ratios - Total Company:
Non-performing loans to total loans	0.81%	0.79%	0.92%	0.80%	0.82%
Non-performing assets to total loans (including OREO)	1.46	1.38	1.49	1.51	1.79
Non-performing assets to total assets	1.13	1.07	1.19	1.16	1.41
Allowance for loan losses to total loans	0.89	0.92	0.86	0.91	0.90
Allowance and non-accretable yield to total GCLPR(4)	1.61	1.82	1.96	2.12	2.34
Allowance for loan losses to non-performing loans	109	116	93	113	109
Delinquent loans to total loans(5)	0.63	0.59	0.62	0.76	0.79
Net loan charge-offs to average loans (annualized)	0.15	0.19	0.31	(0.07)	0.26

Credit Quality Ratios - Core Bank:
Non-performing loans to total loans	0.81%	0.79%	0.92%	0.80%	0.82%
Non-performing assets to total loans (including OREO)	1.46	1.38	1.49	1.51	1.79
Non-performing assets to total assets	1.13	1.07	1.19	1.16	1.41
Allowance for loan losses to total loans	0.89	0.92	0.86	0.91	0.90
Allowance and non-accretable yield to total GCLPR(4)	1.61	1.82	1.96	2.12	2.34
Allowance for loan losses to non-performing loans	109	116	93	113	109
Delinquent loans to total loans(5)	0.63	0.59	0.62	0.76	0.79
Net loan charge-offs to average loans (annualized)	0.16	0.19	0.33	0.02	0.31

Credit Quality Ratios - Core Bank Excluding Acquired Banks:
Non-performing loans to total loans	0.75%	0.75%	0.87%	0.73%	0.74%
Non-performing assets to total loans (including OREO)	1.06	1.14	1.23	1.07	1.20
Non-performing assets to total assets	0.81	0.87	0.97	1.81	0.95
Allowance for loan losses to total loans	0.82	0.87	0.85	0.94	0.94
Allowance for loan losses to non-performing loans	109	115	98	129	127
Delinquent loans to total loans(5)	0.51	0.50	0.51	0.64	0.59
Net loan charge-offs to average loans (annualized)	0.16	0.25	0.35	0.02	0.33

Credit Quality Ratios - Acquired Banks:
Non-performing loans to total loans	2.35%	1.77%	1.95%	2.26%	2.29%
Non-performing assets to total loans (including OREO)	11.07	6.61	7.04	9.85	11.54
Non-performing assets to total assets	11.07	6.57	7.04	8.87	8.73
Allowance for loan losses to total loans	2.59	2.15	0.95	0.17	0.15
Allowance and non-accretable yield to total GCLPR(4)	18.04	19.32	21.34	20.60	21.77
Allowance for loan losses to non-performing loans	110	122	49	8	7
Delinquent loans to total loans(5)	3.63	2.75	3.10	3.13	4.30

Republic Bancorp, Inc. Financial Information
Fourth Quarter 2013 Earnings Release (continued)

Segment Data:

Reportable segments are determined by the type of products and services offered and the level of information provided to the chief operating decision maker, who uses such information to review performance of various components of the business (such as banking centers and subsidiary banks), which are then aggregated if operating performance, products/services, and customers are similar.

As of December 31, 2013, the Company was divided into three distinct business operating segments: Traditional Banking, Mortgage Banking and Republic Processing Group (“RPG”). During 2012, the Company realigned the previously reported Tax Refund Solutions (“TRS”) segment as a division of the RPG segment. Along with the TRS division, Republic Payment Solutions (“RPS”) and Republic Credit Solutions (“RCS”) were created to operate as divisions of the RPG segment.

Nationally, through RB&T, RPG facilitates the receipt and payment of federal and state tax refund products under the TRS division. Through RB, the RPS division is an issuing bank offering general purpose reloadable prepaid debit cards through third party program managers. Through RB&T and RB, the RCS division is piloting short-term consumer credit products.

For the projected near-term, as these programs are being established, the operating results of these divisions are expected to be immaterial to the Company’s overall results of operations and will be reported as part of the RPG business operating segment. The RPS and RCS divisions will not be reported as separate business operating segments until such time, if any, that they become material to the Company’s overall results of operations.

Loans, investments and deposits provide the majority of the net revenue from Traditional Banking operations, while servicing fees and loan sales provide the majority of revenue from Mortgage Banking operations. Prior to 2013, Refund Anticipation Loan (“RAL”) fees and net Refund Transfer (“RT”) fees provided the majority of the revenue for RPG. In 2013, net RT fees have provided, and are expected to continue to provide the majority of revenues for RPG, as the Company no longer offers RALs. All Company operations are domestic.

The accounting policies used for Republic’s reportable segments are the same as those described in the summary of significant accounting policies in the Company’s most recent Annual Report on Form 10-K. Segment performance is evaluated using operating income. Goodwill is not allocated. Income taxes which are not segment specific are allocated based on income before income tax expense. Transactions among reportable segments are made at fair value.

Segment information for the three months and years ended December 31, 2013 and 2012 follows:

Republic Bancorp, Inc. Financial Information Fourth Quarter 2013 Earnings Release (continued)

	Three Months Ended December 31, 2013
(dollars in thousands)	Traditional Banking	Mortgage Banking	Republic Processing Group	Total Company

Net interest income	$26,599	$83	$57	$26,739

Provision for loan losses	552	-	(49)	503

Net refund transfer fees	-	-	35	35
Mortgage banking income	-	778	-	778
Other non interest income	6,197	29	83	6,309
Total non interest income	6,197	807	118	7,122

Total non interest expenses	25,202	881	4,254	30,337

Income before income tax expense	7,042	9	(4,030)	3,021
Income tax expense	1,969	4	(297)	1,676
Net income	$5,073	$5	$(3,733)	$1,345

Segment end of period assets	$3,354,850	$9,307	$7,747	$3,371,904

Net interest margin	3.27%	NM	NM	3.27%

	Three Months Ended December 31, 2012
(dollars in thousands)	Traditional Banking	Mortgage Banking	Republic Processing Group	Total Company

Net interest income	$30,425	$117	$9	$30,551

Provision for loan losses	1,662	-	(338)	1,324

Net refund transfer fees	-	-	177	177
Mortgage banking income	-	2,856	-	2,856
Bargain purchase gain - FCB	712	-	-	712
Other non interest income	5,569	12	12	5,593
Total non interest income	6,281	2,868	189	9,338

Total non interest expenses	23,628	914	3,837	28,379

Income before income tax expense	11,416	2,071	(3,301)	10,186
Income tax expense	4,028	724	(1,187)	3,565
Net income	$7,388	$1,347	$(2,114)	$6,621

Segment end of period assets	$3,371,934	$15,752	$6,713	$3,394,399

Net interest margin	3.69%	NM	NM	3.68%

Republic Bancorp, Inc. Financial Information Fourth Quarter 2013 Earnings Release (continued)

	Year Ended December 31, 2013
(dollars in thousands)	Traditional Banking	Mortgage Banking	Republic Processing Group	Total Company

Net interest income	$112,556	$471	$148	$113,175

Provision for loan losses	3,828	-	(845)	2,983

Net refund transfer fees	-	-	13,884	13,884
Mortgage banking income	-	7,258	-	7,258
Net gain on sales, calls and impairment of securities	-	-	-	-
Bargain purchase gain - FCB	1,324	-	-	1,324
Other non interest income	24,497	131	875	25,503
Total non interest income	25,821	7,389	14,759	47,969

Total non interest expenses	98,064	3,418	16,181	117,663

Income before income tax expense	36,485	4,442	(429)	40,498
Income tax expense	12,557	1,555	963	15,075
Net income	$23,928	$2,887	$(1,392)	$25,423

Segment end of period assets	$3,354,850	$9,307	$7,747	$3,371,904

Net interest margin	3.51%	NM	NM	3.48%

	Year Ended December 31, 2012
(dollars in thousands)	Traditional Banking	Mortgage Banking	Republic Processing Group	Total Company

Net interest income	$114,831	$400	$45,424	$160,655

Provision for loan losses	8,167	-	6,876	15,043

Net refund transfer fees	-	-	78,304	78,304
Mortgage banking income	-	8,447	-	8,447
Net gain on sales, calls and impairment of securities	56	-	-	56
Bargain purchase gain - TCB	27,614	-	-	27,614
Bargain purchase gain - FCB	27,824	-	-	27,824
Other non interest income	22,574	39	220	22,833
Total non interest income	78,068	8,486	78,524	165,078

Total non interest expenses	100,380	3,842	22,523	126,745

Income before income tax expense	84,352	5,044	94,549	183,945
Income tax expense	29,178	1,765	33,663	64,606
Net income	$55,174	$3,279	$60,886	$119,339

Segment end of period assets	$3,371,934	$15,752	$6,713	$3,394,399

Net interest margin	3.64%	NM	NM	4.82%

Republic Bancorp, Inc. Financial Information
Fourth Quarter 2013 Earnings Release (continued)

(1) – The amount of loan fee income included in total interest income was $2.1 million and $2.4 million for the quarters ended December 31, 2013 and 2012. The amount of loan fee income included in total interest income was $10.9 million and $50.8 million for the years ended December 31, 2013 and 2012.

The amount of loan fee income included in total interest income per quarter was as follows: $2.1 million (quarter ended December 31, 2013), $3.3 million (quarter ended September 30, 2013), $3.0 million (quarter ended June 30, 2013), $2.6 million (quarter ended March 31, 2013), and $2.4 million (quarter ended December 31, 2012).

(2) – The following table provides a reconciliation of total stockholders’ equity in accordance with U.S. generally accepted accounting principles (“GAAP”) to tangible stockholders’ equity in accordance with applicable regulatory requirements. The Company provides the tangible common equity ratio, in addition to those defined by banking regulators, because of its widespread use by investors as a means to evaluate capital adequacy.

	Quarterly Comparison
(in thousands, except per share data)	Dec. 31, 2013	Sept. 30, 2013	June 30, 2013	March 31, 2013	Dec. 31, 2012
Total stockholders' equity (a)	$542,793	$545,510	$544,067	$542,735	$536,702
Less: Goodwill	10,168	10,168	10,168	10,168	10,168
Less: Core deposit intangible	-	289	388	454	510
Less: Mortgage servicing rights	5,409	5,482	5,305	4,858	4,777
Tangible stockholders' equity (c)	$527,216	$529,571	$528,206	$527,255	$521,247

Total assets (b)	$3,371,904	$3,331,881	$3,317,065	$3,401,358	$3,394,399
Less: Goodwill	10,168	10,168	10,168	10,168	10,168
Less: Core deposit intangible	-	289	388	454	510
Less: Mortgage servicing rights	5,409	5,482	5,305	4,858	4,777
Tangible assets (d)	$3,356,327	$3,315,942	$3,301,204	$3,385,878	$3,378,944

Total stockholders' equity to total assets (a/b)	16.10%	16.37%	16.40%	15.96%	15.81%
Tangible stockholders' equity to tangible assets (c/d)	15.71%	15.97%	16.00%	15.57%	15.43%

Number of shares outstanding (e)	20,801	20,794	20,782	20,777	20,965

Book value per share (a/e)	$26.09	$26.23	$26.18	$26.12	$25.60
Tangible book value per share (c/e)	25.35	25.47	25.42	25.38	24.86

(3) – The efficiency ratio equals total non-interest expense divided by the sum of net interest income and noninterest income. The ratio excludes net gain (loss) on sales, calls and impairment of investment securities.

(4) – The following tables reflect the calculation of the allowance for loan losses plus non-accretable yield on purchased credit impaired loans as a percentage of total gross contractual loan principal receivable (“GCLPR”). While this ratio is not considered in accordance with U.S. GAAP, it provides additional insight regarding the Bank’s ability to absorb impairment of contractual loan principal receivable.

	Quarterly Comparison - Total Company
(dollars in thousands)	Dec. 31, 2013	Sept. 30, 2013	June 30, 2013	March 31, 2013	Dec. 31, 2012
Allowance for loan losses	$23,026	$23,492	$22,491	$23,563	$23,729
Non-accretable yield	19,078	23,522	29,478	32,339	39,264
Total (f)	$42,104	$47,014	$51,969	$55,902	$62,993

Total loans	$2,589,792	$2,553,435	$2,618,029	$2,598,642	$2,650,197
Non-accretable yield	19,078	23,522	29,478	32,339	39,264
Accretable yield	4,050	3,796	1,986	2,742	3,465
Total GCLPR (g)	$2,612,920	$2,580,753	$2,649,493	$2,633,723	$2,692,926

Allowance and non-accretable yield to total GCLPR (f/g)	1.61%	1.82%	1.96%	2.12%	2.34%

	Quarterly Comparison - Acquired Banks
(dollars in thousands)	Dec. 31, 2013	Sept. 30, 2013	June 30, 2013	March 31, 2013	Dec. 31, 2012
Allowance for loan losses	$2,497	$2,283	$1,063	$214	$214
Non-accretable yield	19,078	23,522	29,478	32,339	39,264
Total (h)	$21,575	$25,805	$30,541	$32,553	$39,478

Total loans	$96,462	$106,220	$111,629	$122,921	$138,616
Non-accretable yield	19,078	23,522	29,478	32,339	39,264
Accretable yield	4,050	3,796	1,986	2,742	3,465
Total GCLPR (i)	$119,590	$133,538	$143,093	$158,002	$181,345

Allowance and non-accretable yield to total GCLPR (h/i)	18.04%	19.32%	21.34%	20.60%	21.77%

(5) – The delinquent loans to total loans ratio equals loans 30-days-or-more past due loans divided by total loans.

NA – Not applicable
NM – Not meaningful

CONTACT:
Republic Bancorp, Inc.
Kevin Sipes, 502-560-8628
Executive Vice President and Chief Financial Officer